UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 26, 2009

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-03492	No. 75-2677995
(Commission File Number)	(IRS Employer Identification No.)

1401 McKinney, Suite 2400, Houston, Texas	77010
(Address of Principal Executive Offices)	(Zip Code)

(713) 759-2600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 2.02.  Results of Operations and Financial Condition

On January 26, 2009 registrant issued two press releases entitled “Halliburton Announces Fourth Quarter Charge Related to Prospective Settlement of Foreign Corrupt Practices Act (FCPA) Investigations” and “Halliburton Announces Fourth Quarter and Full Year Earnings.”

The text of the Press Releases follows:

HALLIBURTON ANNOUNCES FOURTH QUARTER CHARGE RELATED TO PROSPECTIVE SETTLEMENT OF FOREIGN CORRUPT PRACTICES ACT (FCPA) INVESTIGATIONS

$0.34 fourth quarter 2008 earnings per diluted share impact from $303 million charge to discontinued operations

HOUSTON, Texas - As previously disclosed in its public filings, Halliburton (NYSE:HAL) has engaged in settlement discussions with the Department of Justice (DOJ) and the Securities and Exchange Commission (SEC) with regard to the ongoing FCPA investigations involving Halliburton and KBR, Inc. (KBR). These discussions have resulted in prospective settlements with both agencies.  The settlement with the DOJ has been fully negotiated and Halliburton has been advised that it is being reviewed for final approval.  The settlement with the SEC has been approved contingent upon the completion of the settlement with the DOJ.  There can be no assurance, however, that the settlement with the DOJ will be approved or that, consequently, the condition to the settlement with the SEC will be satisfied.

To enhance KBR’s financial stability and solvency, making possible the separation of KBR, Halliburton indemnified KBR from fines or other monetary penalties or direct monetary damages, including disgorgement, as a result of a claim made or assessed by a governmental authority in the United States and certain other countries related to alleged or actual violations occurring prior to November 20, 2006 of the FCPA or particular, analogous applicable foreign statutes, laws, rules, and regulations in connection with investigations pending as of that date.

As a result of the indemnity and the terms of the prospective settlement with the DOJ, Halliburton would agree to pay $382 million on behalf of KBR in eight installments over the next two years. Pursuant to the terms of the prospective settlement with the SEC, Halliburton would agree to be jointly and severally liable with KBR for and, as a result of the indemnity, to pay to the SEC $177 million in disgorgement.  KBR would separately agree that Halliburton’s indemnification obligations with respect to the DOJ and SEC investigations would be fully satisfied.

The prospective settlement with the DOJ would not require Halliburton to engage a monitor.  The prospective settlement with the SEC would require Halliburton to retain an independent consultant to perform a 60-day initial and, approximately one year later, a 30-day follow-up review and evaluation of Halliburton’s anti-bribery and foreign agent internal controls and record-keeping policies and to adopt any necessary improvements.

During the second quarter of 2007, in connection with the separation of KBR from Halliburton, Halliburton recorded a gain on the disposition of KBR of approximately $933 million, net of tax and the estimated fair value of the FCPA and other indemnities and guarantees provided to KBR, which was included in “Income (loss) from discontinued operations, net of income tax” on the consolidated statement of operations.  During the second quarter of 2008, Halliburton recorded additional adjustments to the estimated liability for the indemnities and guarantees provided to KBR. These indemnities and guarantees are primarily included in “Other liabilities” on the consolidated balance sheets and totaled $342 million at September 30, 2008.

As a result of these prospective settlements, Halliburton recorded in the fourth quarter of 2008 an additional charge to discontinued operations of $303 million or $0.34 per diluted share.

Commenting on these matters, a Company spokesperson stated, “The Company will not further comment or take questions regarding the prospective settlements, given that there can be no assurance that they will become effective in accordance with their respective terms.”

###                              ###                      ###                      ###

HALLIBURTON ANNOUNCES FOURTH QUARTER AND FULL YEAR EARNINGS
$0.87 fourth quarter 2008 earnings per diluted share from continuing operations

HOUSTON, Texas – Halliburton (NYSE:HAL) announced today that revenue in the fourth quarter of 2008 was $4.9 billion, up 17% from the fourth quarter of 2007.  Consolidated operating income was $1.2 billion in the fourth quarter of 2008 compared to $907 million in the fourth quarter of 2007.

Income from continuing operations in the fourth quarter of 2008 was $776 million, or $0.87 per diluted share, compared to $674 million, or $0.74 per diluted share, in the fourth quarter of 2007.  The fourth quarter of 2008 was positively impacted by a $22 million gain net of tax, or $0.02 per diluted share, related to a patent settlement and a $28 million gain net of tax, or $0.03 per diluted share, reflected in minority interest, related to a change in effective ownership of a joint venture, and negatively impacted by a $17 million loss net of tax, or $0.02 per diluted share, on foreign exchange.

Fourth quarter of 2008 operating income was impacted by a $35 million gain related to a patent settlement.  Operating income in the fourth quarter of 2007 included a $34 million impairment charge for a Bangladesh oil and gas property.

Net income for the fourth quarter of 2008 was $468 million, or $0.53 per diluted share.  This compares to net income for the fourth quarter of 2007 of $690 million, or $0.75 per diluted share. Net income for the fourth quarter of 2008 was negatively impacted by a $308 million charge to discontinued operations, or $0.34 per diluted share, primarily related to the prospective settlements of the Department of Justice (DOJ) and Securities and Exchange Commission (SEC) Foreign Corrupt Practices Act (FCPA) investigations announced earlier today.

Halliburton’s revenue was $18.3 billion for the full year 2008, an increase of 20% from the full year 2007, and operating income was $4.0 billion, an increase of 15% from the full year 2007.  Income from continuing operations for the full year 2008 was $2.0 billion, or $2.17 per diluted share, compared to 2007 income from continuing operations of $2.5 billion, or $2.66 per diluted share.  2008 earnings per share from continuing operations was negatively impacted by a non-tax deductible loss of $693 million related to the portion of the 3.125% convertible senior notes premium settled in cash in the third quarter of 2008.  Net income in 2008 was $1.5 billion, or $1.70 per diluted share, compared to net income in 2007 of $3.5 billion, or $3.68 per diluted share.

Halliburton/Page 2

Loss from discontinued operations in 2008 was $423 million, net of tax, or $0.47 per diluted share, primarily related to adjustments of the indemnities and guarantees provided to KBR, Inc. (KBR) upon separation.  Income from discontinued operations in 2007 was $975 million, which included a gain of $933 million on the separation of KBR from Halliburton, net of tax and the estimated fair value of the indemnities and guarantees provided to KBR.

Commenting on 2008 results, Dave Lesar, chairman, president, and chief executive officer said, “While current market conditions are difficult, this should not overshadow our excellent performance in the fourth quarter.  I believe our business strategy of protecting our strong North America market position while investing in and growing our international operations worked particularly well in the fourth quarter as well as for all of 2008.

“We completed 2008 with the highest level of annual oilfield revenue and operating income achieved during the 90 year history of our company.  Our international business was a major contributor to our performance in 2008 as we expanded into underserved locations. Outside North America, revenue grew 22% year-over-year with Latin America experiencing exceptional revenue growth of 35% year-over-year.  At the same time, we continued to strengthen our franchise in our core product lines and geographic areas that have led to the company’s expanded market position.

“In the fourth quarter, our North America operations experienced flat sequential revenue despite a 14% decline in the U.S. rig count from the beginning of the fourth quarter.  However, our operating margins were impacted by lower volume and pricing pressure toward the end of the quarter.  We expect these pressures to continue into 2009.

“Our Eastern Hemisphere growth rate slowed in the fourth quarter particularly due to weakness in the North Sea and flat activity in the Middle East while countries in North Africa, Eurasia, and Asia Pacific posted good performance.

“Halliburton has successfully weathered multiple industry downcycles, and it is clear 2009 will be a challenging year for both the company and the industry.  We are confident we have the right people, technology, and financial strength to address the task of successfully operating in a contracting market and position us to benefit from the market’s eventual recovery.”

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Halliburton/Page 3

2008 Fourth Quarter Results

Completion and Production (C&P) operating income in the fourth quarter of 2008 was $659 million, an increase of $88 million or 15% from the fourth quarter of 2007.  Europe/Africa/CIS C&P operating income increased 38% with the most significant impact coming from higher demand and more favorable product mix for completion tools.  Middle East/Asia C&P operating income was flat with higher demand for completion tools balancing out declines in cementing and production enhancement services.  North America C&P operating income increased 13%, primarily due to increased utilization in pressure pumping services and higher demand for both production enhancement services and completion tools in the United States.  Latin America C&P operating income increased 25% from increased activity throughout the region and higher vessel utilization in Mexico.

Drilling and Evaluation (D&E) operating income in the fourth quarter of 2008 was $529 million, an increase of $126 million or 31% over the fourth quarter of 2007.  Europe/Africa/CIS D&E operating income increased 16%, benefiting from increased direct sales in Eurasia and Africa.  Middle East/Asia D&E operating income increased 88% over the fourth quarter of 2007, as a result of improvement in all product service lines, especially drilling services.  The fourth quarter of 2007 included a $34 million impairment charge for a Bangladesh oil and gas property.  North America D&E operating income remained flat with higher demand for drill bits in the United States and increased drilling activity in the United States land and Canada markets balancing out declines in wireline services.  Latin America D&E operating income increased 84%, with higher demand for new technology and drilling services throughout the region.  In addition, improvements in software sales and services and higher demand for fluid services contributed to the increase.

Approximately $1.8 billion remains available under the company’s share repurchase program, as Halliburton did not purchase any shares of common stock in the fourth quarter of 2008.

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Halliburton/Page 4

Technology and Significant Achievements

Halliburton made a number of advances in technology and growth.

•
Landmark released SeisSpace™ R5000 software. The release addresses the needs of both operators and contractors by delivering the time and depth domain processing tools required to process and quality check large volumes of seismic data and provide superior seismic images to interpretation teams. The release also provides an open processing platform to support proprietary technology and specialty processing services.

•
Halliburton entered into an agreement with Derrick Equipment Company to expand Baroid Fluid Services’ offering of solids control equipment and services.  Derrick Equipment will serve as the exclusive supplier of a full range of solids control products, including shale shakers, centrifuges, and screens to Baroid.

•
Halliburton announced a new, three-year contract with TOTAL E&P Indonesie to provide specialized cased-hole services in support of the company's work in Indonesia's Mahakam Delta. Halliburton is providing TOTAL with a full suite of cased-hole technologies and services for use in the delta's laminated reservoirs.

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Halliburton/Page 5

Founded in 1919, Halliburton is one of the world’s largest providers of products and services to the energy industry.  With more than 55,000 employees in approximately 70 countries, the company serves the upstream oil and gas industry throughout the lifecycle of the reservoir – from locating hydrocarbons and managing geological data, to drilling and formation evaluation, well construction and completion, and optimizing production through the life of the field. Visit the company’s Web site at www.halliburton.com.

NOTE: The statements in this press release that are not historical statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the results expressed or implied by the statements.  These risks and uncertainties include, but are not limited to: consequences of audits and investigations by domestic and foreign government agencies and legislative bodies and related publicity, and of the prospective settlements of the DOJ and SEC FCPA investigations; whether the prospective settlements of the DOJ and SEC FCPA investigations will become effective; potential adverse proceedings by such agencies; protection of intellectual property rights; compliance with environmental laws; changes in government regulations and regulatory requirements, particularly those related to radioactive sources, explosives, and chemicals; compliance with laws related to income taxes and assumptions regarding the generation of future taxable income; unsettled political conditions, war, and the effects of terrorism, foreign operations, and foreign exchange rates and controls; weather-related issues including the effects of hurricanes and tropical storms; changes in capital spending by customers; execution of long-term, fixed-price contracts; changes in the demand for or price of oil and/or natural gas; impairment of oil and gas properties; structural changes in the oil and natural gas industry; increased competition for employees; availability of raw materials; and integration of acquired businesses and operations of joint ventures. Halliburton's Form 10-K for the year ended December 31, 2007, Form 10-Q for the period ended September 30, 2008, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss some of the important risk factors identified that may affect Halliburton’s business, results of operations, and financial condition.  Halliburton undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

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Halliburton/Page 6
HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Three Months Ended
	December 31				September 30
	2008		2007		2008
Revenue:
Completion and Production	$2,643		$2,289		$2,664
Drilling and Evaluation	2,267		1,890		2,189
Total revenue	$4,910		$4,179		$4,853
Operating income:
Completion and Production	$659		$571		$660
Drilling and Evaluation	529		403		472
Corporate and other	(25)		(67)		(81)
Total operating income	1,163		907		1,051
Interest expense	(48)		(36)		(35)
Interest income	4		24		6
Other, net (d)	(26)		(2)		(697	)(c)
Income from continuing operations before income taxes
and minority interest	1,093		893		325
Provision for income taxes	(342)		(212	)(b)	(343)
Minority interest in net income of subsidiaries	25		(7)		(3)
Income (loss) from continuing operations	776		674		(21)
Income (loss) from discontinued operations, net	(308	)(a)	16		–
Net income (loss)	$468		$690		$(21)
Basic income (loss) per share:
Income (loss) from continuing operations	$0.87		$0.77		$(0.02)
Income (loss) from discontinued operations, net	(0.34)		0.02		–
Net income (loss)	$0.53		$0.79		$(0.02)
Diluted income (loss) per share:
Income (loss) from continuing operations	$0.87		$0.74		$(0.02)
Income (loss) from discontinued operations, net	(0.34	) (a)	0.01		–
Net income (loss)	$0.53		$0.75		$(0.02)
Basic weighted average common shares outstanding	888		875		876
Diluted weighted average common shares outstanding	890		916		876
(a)
Loss from discontinued operations, net in the fourth quarter of 2008 included a $303 million, or $0.34 per diluted share, charge related to the prospective settlements of the DOJ and SEC FCPA investigations.

(b)
Provision for income taxes included a $55 million, or $0.06 per diluted share, favorable income tax impact in the fourth quarter of 2007 from the ability to recognize the benefit of foreign tax credits previously thought not to be fully utilizable.

(c)	Other, net in the third quarter of 2008 included a $693 million, or $0.79 per diluted share, non-tax deductible loss on the portion of the premium on convertible debt settled in cash.
(d)	Includes, among other things, foreign currency gains and losses.

See Footnote Table 1 for a list of significant items included in operating income.

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Halliburton/Page 7
HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Year Ended December 31
	2008		2007
Revenue:
Completion and Production	$9,935		$8,386
Drilling and Evaluation	8,344		6,878
Total revenue	$18,279		$15,264
Operating income:
Completion and Production	$2,409		$2,199
Drilling and Evaluation	1,865		1,485
Corporate and other	(264)		(186)
Total operating income	4,010		3,498
Interest expense	(160)		(154)
Interest income	39		124
Other, net (e)	(726	)(a)	(8)
Income from continuing operations before income taxes
and minority interest	3,163		3,460
Provision for income taxes	(1,211)		(907	)(c)
Minority interest in net income of subsidiaries	9		(29)
Income from continuing operations	1,961		2,524
Income (loss) from discontinued operations, net	(423	)(b)	975	(d)
Net income	$1,538		$3,499
Basic income (loss) per share:
Income from continuing operations	$2.24		$2.76
Income (loss) from discontinued operations, net	(0.49)		1.07
Net income	$1.75		$3.83
Diluted income (loss) per share:
Income from continuing operations	$2.17		$2.66
Income (loss) from discontinued operations, net	(0.47	)(b)	1.02	(d)
Net income	$1.70		$3.68
Basic weighted average common shares outstanding	877		913
Diluted weighted average common shares outstanding	904		950
(a)	Other, net in 2008 included a $693 million, or $0.77 per diluted share, non-tax deductible loss on the portion of the premium on convertible debt settled in cash.
(b)
Loss from discontinued operations, net, in 2008, included $420 million in charges, net of tax, or $0.46 per diluted share, related to adjustments of the indemnities and guarantees provided to KBR, Inc. upon separation.

(c)
Provision for income taxes in 2007 included a $188 million, or $0.20 per diluted share, favorable income tax impact from the ability to recognize the benefit of foreign tax credits previously thought not to be fully utilizable.

(d)	Income from discontinued operations, net, in 2007 included a $933 million, or $0.98 per diluted share, net gain on the separation of KBR, Inc.
(e)	Includes, among other things, foreign currency gains and losses.

See Footnote Table 1 for a list of significant items included in operating income.

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Halliburton/Page 8

HALLIBURTON COMPANY
Condensed Consolidated Balance Sheets
(Millions of dollars)
(Unaudited)

	December 31
	2008	2007
Assets
Current assets:
Cash and investments in marketable securities	$1,124	$2,235
Receivables, net	3,795	3,093
Inventories, net	1,828	1,459
Other current assets	664	786
Total current assets	7,411	7,573

Property, plant, and equipment, net	4,782	3,630
Goodwill	1,072	790
Other assets	1,120	1,142
Total assets	$14,385	$13,135

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$898	$768
Accrued employee compensation and benefits	643	575
Other current liabilities	1,240	1,068
Total current liabilities	2,781	2,411

Long-term debt	2,586	2,627
Other liabilities	1,274	1,137
Total liabilities	6,641	6,175
Minority interest in consolidated subsidiaries	19	94
Shareholders’ equity	7,725	6,866
Total liabilities and shareholders’ equity	$14,385	$13,135

HALLIBURTON COMPANY
Selected Cash Flow Information
(Millions of dollars)
(Unaudited)

	Three Months Ended		Year Ended
	December 31		December 31
	2008	2007	2008	2007
Capital expenditures	$519	$519	$1,824	$1,583

Depreciation, depletion, and amortization	$203	$166	$738	$583

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Halliburton/Page 9
HALLIBURTON COMPANY
Revenue and Operating Income Comparison
By Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Three Months Ended
	December 31		September 30
Revenue by geographic region:	2008	2007	2008
Completion and Production:
North America	$1,447	$1,206	$1,462
Latin America	283	205	300
Europe/Africa/CIS	533	508	554
Middle East/Asia	380	370	348
Total	2,643	2,289	2,664
Drilling and Evaluation:
North America	795	662	784
Latin America	389	285	347
Europe/Africa/CIS	607	551	578
Middle East/Asia	476	392	480
Total	2,267	1,890	2,189
Total revenue by region:
North America	2,242	1,868	2,246
Latin America	672	490	647
Europe/Africa/CIS	1,140	1,059	1,132
Middle East/Asia	856	762	828

Operating income by geographic region (excluding Corporate and other):
Completion and Production:
North America	$377	$335	$398
Latin America	60	48	73
Europe/Africa/CIS	124	90	106
Middle East/Asia	98	98	83
Total	659	571	660
Drilling and Evaluation:
North America	162	162	171
Latin America	92	50	61
Europe/Africa/CIS	136	117	99
Middle East/Asia	139	74	141
Total	529	403	472
Total operating income by region:
North America	539	497	569
Latin America	152	98	134
Europe/Africa/CIS	260	207	205
Middle East/Asia	237	172	224

See Footnote Table 1 and Footnote Table 2 for a list of significant items included in operating income.
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Halliburton/Page 10
HALLIBURTON COMPANY
Revenue and Operating Income Comparison
By Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Year Ended December 31
Revenue by geographic region:	2008	2007
Completion and Production:
North America	$ 5,348	$ 4,655
Latin America	1,084	756
Europe/Africa/CIS	2,065	1,767
Middle East/Asia	1,438	1,208
Total	9,935	8,386
Drilling and Evaluation:
North America	2,992	2,478
Latin America	1,341	1,042
Europe/Africa/CIS	2,281	1,933
Middle East/Asia	1,730	1,425
Total	8,344	6,878
Total revenue by region:
North America	8,340	7,133
Latin America	2,425	1,798
Europe/Africa/CIS	4,346	3,700
Middle East/Asia	3,168	2,633

Operating income by geographic region (excluding Corporate and other):
Completion and Production:
North America	$ 1,404	$ 1,404
Latin America	260	170
Europe/Africa/CIS	409	330
Middle East/Asia	336	295
Total	2,409	2,199
Drilling and Evaluation:
North America	701	552
Latin America	261	179
Europe/Africa/CIS	448	414
Middle East/Asia	455	340
Total	1,865	1,485
Total operating income by region:
North America	2,105	1,956
Latin America	521	349
Europe/Africa/CIS	857	744
Middle East/Asia	791	635

     See Footnote Table 1 and Footnote Table 2 for a list of significant items included in operating income.

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Halliburton/Page 11

FOOTNOTE TABLE 1

HALLIBURTON COMPANY
Items Included in Operating Income
(Millions of dollars except per share data)
(Unaudited)

	Three Months Ended		Three Months Ended		Three Months Ended
	December 31, 2008		December 31, 2007		September 30, 2008
	Operating	After Tax	Operating	After Tax	Operating	After Tax
	Income	per Share	Income	per Share	Income	per Share
Drilling and Evaluation:
Impairment of oil and gas property	$–	$–	$(34)	$(0.02)	$–	$–
Corporate and other:
Acquisition-related adjustment	–	–	–	–	(22)	(0.02)
Patent settlement	35	0.02	–	–	–	–

	Year Ended		Year Ended
	December 31, 2008		December 31, 2007
	Operating	After Tax	Operating	After Tax
	Income	per Share	Income	per Share
Completion and Production:
Gain on sale of investment	$35	$0.02	$–	$–
Drilling and Evaluation:
Charges for environmental matters	–	–	(24)	(0.02)
Impairment of oil and gas property	(23)	(0.02)	(34)	(0.02)
Gain on sale of investments	25	0.02	–	–
Corporate and other:
Charges for environmental matters	–	–	(8)	–
Gain on sale of investment	–	–	49	0.03
Patent settlements	5 (a)	–	–	–
Acquisition-related adjustment	(22)	(0.02)	–	–

(a)	Patent settlements in 2008 included a $35 million gain in the fourth quarter of 2008 partially offset by a $30 million charge in the second quarter of 2008.

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Halliburton/Page 12

FOOTNOTE TABLE 2

HALLIBURTON COMPANY
Items Included in Operating Income by Geographic Region
(Millions of dollars except per share data)
(Unaudited)

	Three Months Ended		Three Months Ended		Three Months Ended
	December 31, 2008		December 31, 2007		September 30, 2008
	Operating	After Tax	Operating	After Tax	Operating	After Tax
	Income	per Share	Income	per Share	Income	per Share
Middle East/Asia:
Impairment of oil and gas property	$–	$–	$(34)	$(0.02)	$–	$–
Corporate and other:
Acquisition-related adjustment	–	–	–	–	(22)	(0.02)
Patent settlement	35	0.02	–	–	–	–

	Year Ended		Year Ended
	December 31, 2008		December 31, 2007
	Operating	After Tax	Operating	After Tax
	Income	per Share	Income	per Share
North America:
Charges for environmental matters	$–	$–	$(24)	$(0.02)
Gain on sale of investments	60	0.04	–	–
Middle East/Asia:
Impairment of oil and gas property	(23)	(0.02)	(34)	(0.02)
Corporate and other:
Charges for environmental matters	–	–	(8)	–
Gain on sale of investment	–	–	49	0.03
Patent settlements	5 (a)	–	–	–
Acquisition-related adjustment	(22)	(0.02)	–	–

(a)	Patent settlements in 2008 included a $35 million gain in the fourth quarter of 2008 partially offset by a $30 million charge in the second quarter of 2008.

###

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: January 27, 2009	By:	/s/ Bruce A. Metzinger
Bruce A. Metzinger
Assistant Secretary